Exhibit No. 99.3

For Further Information:
At The Company
Michael W. McCarthy
Director - Investor Relations & Corporate Communications
(203)775-9000
mmccarthy@brk.photronics.com
www.photronics.com
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FOR IMMEDIATE RELEASE
   March 14, 2000

    Photronics Broadens Photomask Manufacturing Presence in Asia
Singapore and Taiwan Facilities Enable Comprehensive Foundry Solution


     JUPITER, Florida    March 14, 2000 -- Photronics, Inc. (Nasdaq:PLAB), the
world's leading photomask supplier, today announced additional details of its Asian manufacturing and customer service strategy which it believes will increase the Company's visibility and market share in this rapidly growing region. Expansion in Asia, a cornerstone of Photronics' future growth strategy, was recently brought to the forefront of the Company's operating activities when it announced acquiring equity ownership of Precision Semiconductor Mask Corporation (PSMC) located in Taiwan. PSMC, a leading photomask technology and service provider qualified at Taiwan Semiconductor Manufacturing Corporation (TSMC) and United Microelectronics Corporation (UMC), will become a subsidiary of Photronics as a result of Photronics' 51% majority interest. This latest addition to Photronics' global manufacturing network will enable the Company to leverage its strategic supplier relationships with European and North American-based integrated device manufactures (IDM's) and fabless semiconductor designers into a comprehensive, full service photomask technology solution for foundry customers.

     The Asian photomask market, which supports semiconductor manufacturing activities in China, Korea, Taiwan, and Singapore/Southeast Asia, is estimated to exceed $550 million in calendar 2000 according to Photronics. The rapid growth of this market, particularly in Singapore and Taiwan, results from the broad based adoption of wafer outsourcing strategies. Large and established IDM's, as well as small fabless semiconductor design companies, will continue to benefit from the foundry industry's movement toward wafer processing technology leadership.

     Photronics' Singapore facility, having commenced operations in August 1996, remains uniquely positioned as the only photomask supplier in the Southeast Asian region. This site has undergone significant transformation to meet the more demanding requirements of its customers, including a quadrupling in capacity, as well as enhancements to its technological capability. Additionally new growth opportunities are developing as foundry activity in

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Photronics Broadens Photomask Manufacturing Presence in Asia...........Page Two


Malaysia finds new strength. Planned foundry capacity investments are expected to begin ramping in Malaysia toward the end of this year. The Korean market, which has seen the majority of its manufacturing capacity allocated toward memory products, has also begun to produce an increasing amount of logic-based semiconductors, and is thus expected to see its photomask unit demand increase. Coming into this year, industry analysts expect that a foundry partner processed 10% of all processed silicon. This estimate increases to more than 45% by 2010, making the foundry market one of the single largest strategic consumers of photomask manufacturing technology and services in the world.

     James R. Northup, President stated, "The real benefit to PSMC and Photronics comes from being able to serve a larger customer base requiring a local source of photomask technology and support from a regionally located and qualified supplier/partner. Our customers' accelerating technology requirements, together with the evolving semiconductor fabrication model based on outsourced manufacturing strategies has created a unique growth situation for the Asian foundries, and those companies strategically positioned to support them. In addition to providing a comprehensive foundry photomask supply solution, we have an opportunity to build on PSMC's and Photronics' emerging reputations in Japan, as companies in this region increasingly look toward their merchant photomask suppliers to play a leading role in addressing the challenges of sub-0.18 micron lithography."

     The substantial technological capability developed by PSMC, together with its advanced photomask technology qualifications at TSMC and UMC, complements Photronics' strategic position as Southeast Asia's foremost photomask supplier. By leveraging its relationships with European and North American customers utilizing wafer foundries, PSMC will increase its overall capacity utilization and should nearly double Photronics' share of the Asian photomask market (excluding Japan) by year end.

     PSMC's facility, which includes 21,600 square feet of class 1 clean room space, is ideally located in Taiwan's Hsinchu Science Park in Taiwan, enabling it to satisfy many of the Company's customers' time to market requirements. The site's 145 employees, almost half of which have engineering backgrounds, are serving the market with Etec, Hitachi and JOEL lithography systems, which are supported by leading inspection tools from KLA-Tencor and repair systems from Seiko. Mr. Northup added, "In light of Taiwan's rapid emergence as a wafer process technology leader, Photronics will bring an ALTA 3500 system to the facility by this summer. We are excited about the opportunity to combine PSMC's well deserved reputation for differentiating technology together with our own Sub-Wavelength Reticle Solutions' products in order to expand our leadership role in Asia's growing demand for advanced wafer lithography process solutions."

      Photronics' new presence in Taiwan also greatly improves its ability to
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Photronics Broadens Photomask Manufacturing Presence in Asia.....Page Three


service Japanese semiconductor manufacturers and North American integrated device manufacturers with facilities in Japan. The Company's position in Taiwan increases its visibility among semiconductor designers now utilizing the advanced wafer process technologies available in today's deep sub-micron foundry fabs. In addition, it improves Photronics' ability to supply photomask technology and services directly into Japan, a market Photronics estimates will approach $1.0 billion this year. Commenting on Japanese growth opportunities, Mr. Northup stated, "The team at PSMC has done an outstanding job qualifying at every advanced memory wafer fab in Taiwan. This robust technological capability will enable us to further increase our visibility in a market driven by demanding memory technologies."

     A conference call replay with the investment community and the media can be accessed by logging onto Photronics' web site at www.photronics.com and navigating to the Investor Relations page. It will be archived for instant replay access until 5:00 p.m. Eastern Standard Time on Friday, March 17, 2000.

                                       #   #   #

Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors, photomasks are used to transfer circuit patterns onto semiconductor wafers during the fabrication of integrated circuits. They are produced in accordance with circuit designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the matters discussed in this news release that may be considered forward-looking statements may be subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including uncertainties in the market, pricing competition, procurement and manufacturing efficiencies, and other risks detailed from time to time in the Company's SEC reports. The Company assumes no obligation to update the information in this release.